UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2021

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On July 20, 2021, Perma-Fix Environmental Services, Inc. (“the Company”) held its 2021 annual meeting of stockholders (the “2021 Annual Meeting”).

As of the record date for the 2021 Annual Meeting, 12,180,614 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), were outstanding, each entitled to one vote per share. Of such outstanding shares of Common Stock, 8,740,200 shares were present at the meeting in person or by proxy, representing approximately 71.76% of the Company’s securities entitled to vote.

At the 2021 Annual Meeting, stockholders (1) reelected the Company’s eight directors; (2) approved the Fifth Amendment to the Company’s 2003 Outside Directors Stock Plan; (3) ratified the appointment of Grant Thornton, LLP, as the Company’s independent registered public accounting firm for the 2021 fiscal year; and (4) approved, by non-binding advisory vote, the 2020 compensation of the Company’s named executive officers.

The final results of each of the proposals voted on by the Company’s stockholders are described below:

Proposal No. 1—Election of Directors:

	Votes	Votes
Proposal	For	Withhold
Election of Eight (8) Directors:
Thomas P. Bostick	5,460,276	460,074
Dr. Louis F. Centofanti	5,647,403	272,947
Kerry C. Duggan	5,445,607	474,743
Joseph T. Grumski	5,433,472	486,878
Joe R. Reeder	4,425,395	1,494,955
Larry M. Shelton	5,655,762	264,588
Zach P. Wamp	5,639,484	280,866
Mark A. Zwecker	4,230,024	1,690,326

There were 2,819,850 broker non-votes for each nominee. The election of directors was determined by a plurality of the votes cast at the meeting. Accordingly, withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on the proposal to elect directors. Each nominee was reelected as a director of the Company, to serve until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Proposal No. 2—Approval of the Fifth Amendment to the Company’s 2003 Outside Directors Stock Plan:

Votes For	Votes Against	Votes Abstention
5,372,957	300,903	246,490

There were 2,819,850 broker non-votes on this matter. The affirmative vote of the holders of a majority of the votes cast at the meeting was necessary to approve the Fifth Amendment to the Company’s 2003 Outside Directors Stock Plan. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal.

Proposal No. 3—Ratification of the Appointment of Grant Thornton, LLP as the Independent Registered Public Accounting Firm of the Company for the 2021 Fiscal Year:

Votes For	Votes Against	Votes Abstention
8,732,219	2,325	5,656

There were no broker non-votes on this matter. The affirmative vote of the holders of a majority of the votes cast at the meeting was necessary to ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal.

Proposal No. 4—Approval, by an Advisory (Non-Binding) Vote, of the 2020 Compensation of the Company’s Named Executive Officers:

Votes For	Votes Against	Votes Abstention
5,550,152	321,549	48,649

There were 2,819,850 broker non-votes on this matter. The affirmative vote of the holders of a majority of the votes cast at the meeting was necessary to approve the advisory vote on executive compensation. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal.

Item 8.01 – Other Events

Board of Director Committees (“Board Committees”)

On July 20, 2021, the Company’s Board of Directors (“the Board”) approved the following revision to the composition of the Board Committees.

Corporate Governance and Nominating Committee

Joe Reeder – Chairman

Thomas Bostick

Kerry Duggan

Zach Wamp

Kerry Duggan became a member of the Corporate Governance and Nominating Committee. The Board has determined that Kerry Duggan is independent under the NASDAQ listing requirements.

Strategic Advisory Committee

Dr. Louis Centofanti – Chairman

Kerry Duggan

Joe Reeder

Mark Zwecker

Kerry Duggan replaced Larry Shelton as a member of the Strategic Advisory Committee.

No changes were made to the composition of the Audit Committee and the Compensation and Stock Option Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

	By:	/s/ Ben Naccarato
Ben Naccarato
Dated: July 22, 2021		Executive Vice President and Chief Financial Officer